Exhibit 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned hereby certifies that, to his or her knowledge, (i) the Annual Report on Form 10-K filed by Four Oaks Fincorp, Inc. (the "Issuer") for the fiscal year ended December 31, 2005 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.


         Date:   March 27, 2006    By: /s/ Ayden R. Lee, Jr.
                                       -----------------------------------------
                                       Ayden R. Lee, Jr.
                                       President and Chief Executive Officer



         This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Issuer under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.


         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.